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                                                                      EXHIBIT 99

                         FORM 4 JOINT FILER INFORMATION

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
ADDITIONAL REPORTING PERSON:                Novartis Pharma AG

ADDRESS:                                    Lichstrasse 35
                                            CH-4002, Basel
                                            Switzerland

DESIGNATED FILER:                           Novartis AG

ISSUER AND TICKER SYMBOL:                   Idenix Pharmaceuticals, Inc.  (IDIX)

DATE OF EVENT REQUIRING STATEMENT:          October 31, 2005

                                            Novartis Pharma AG


                                            By:  /s/ Matthias Runge                              November 2, 2005
                                                 -----------------------------------             ----------------
                                                 Name: Matthias Runge                                Date
                                                 Title: Head of Legal Ophtha and
                                                        Oncology Europe


                                            By:  /s/ Joseph E. Mamie                             November 2, 2005
                                                 -----------------------------------             ----------------
                                                 Name: Joseph E. Mamie                               Date
                                                 Title: Head Operational Treasury
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